SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 15, 2003
                                                 ..............

RAYMOND JAMES FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

             Florida                   1-9109               No. 59-1517485
.................................     ............          ....................
 (State or other jurisdiction of     (Commission           (I.R.S. Employer
  incorporation or organization)      File Number)          Identification No.)

880 Carillon Parkway, St. Petersburg, Florida  33716
.........................................................
(Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code (727) 567-1000
                                                   ..............

_____________________________________________________________

(Former name or former address, if changed since last report.

ITEM 7. EXHIBITS

(c) exhibits

99 (04/15/03) Raymond James Financial Inc.'s Press Release dated April 15, 2003.

Item 9.  REGULATION FD DISCLOSURE

Pursuant to Item 12, Raymond James Financial, Inc. (the Company) is furnishing under Item 9 of this Current Report on Form 8-K the information included as Exhibit 99 (04/15/03)to this report. Exhibit 99 (04/15/03) is the Company's second quarter 2003 financial press release issued on April 15, 2003. The press release includes instructions as to how and when to access the Company's complementary quarterly conference call that will be available to all interested persons telephonically and by webcast through the Company's website.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

____April 16, 2003____________
        (Date)

RAYMOND JAMES FINANCIAL, INC.

BY: /s/ Thomas A. James
        Thomas A. James
       Chairman and Chief
       Executive Officer

BY: /s/ Jeffrey P. Julien
        Jeffrey P. Julien
    Senior Vice President - Finance
      and Chief Financial Officer

Exhibit 99 (04/15/03)

Release No. 403-02

April 15, 2003 FOR IMMEDIATE RELEASE

RAYMOND JAMES FINANCIAL, INC.

REPORTS SECOND QUARTER RESULTS

ST. PETERSBURG, Fla. -- Raymond James Financial today reported unaudited net income of $15,194,000, or $0.31 per diluted share, for the second quarter ended March 28 on revenues of $350,497,000 compared to net income of $18,817,000, or $0.38 per diluted share, on revenues of $380,278,000 for fiscal 2002's second quarter.

Unaudited net income for the first half of fiscal 2003 was reported at $29,622,000, down from 2002's $36,915,000, while revenues for the period decreased to $695,105,000 from $746,383,000 the previous year. Diluted earnings per share were $0.60 versus $0.74 for last year's comparable period.

"While the revenue and net income comparisons to our immediately preceding quarter are up two percent and five percent respectively, the comparisons to last year's March quarter are down eight percent and 19 percent," according to Thomas A. James, chairman and CEO.

"Lower gross interest revenues, which were down 20 percent, no longer account for the entire revenue shortfall as in prior periods," he continued. "The continuation of depressing equity market performance and preoccupation with the war in Iraq have adversely affected retail commissions, which are down eight percent from last year. Nonetheless, as presented in our new,

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attached segment report, the retail segment produced an 11 percent increase in pre-tax profits over last year.

"A moribund corporate issuance market depressed investment banking revenues 11 percent as contrasted to last year," James added. "Revenues for the entire capital markets segment, including fixed income, were down four percent, but up nine percent from last quarter.

"While pre-tax income for capital markets was down 52 percent from last year, it increased 41 percent from the preceding quarter. Investment advisory revenues were down nine percent as assets under management decreased from last year's March totals, even though they increased over the last three months. Pre-tax profits for the asset management Segment were 13 percent below last year's March quarter, but 12 percent higher than the December quarter."

James explained that "total expenses declined seven percent, but vigilant control was not enough to offset lower revenues.

"During the quarter, we repurchased 1.44 million shares of our common stock at an average price of $24.87 pursuant to existing authorizations," he added.

"Raymond James continues to add new Financial Advisors, to raise new net assets for our asset managers and to identify new financing opportunities for a better market environment." He concluded, "In short, we are poised to participate in a better market environment. Unfortunately, even though the domestic

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Rel. No. 403-02

economy is growing and the war in Iraq appears to have reached a successful conclusion, the United States economy and equity markets still face a challenging, albeit relatively much better, outlook. Our view is that conditions will improve by the end of calendar 2003."

The company will conduct its quarterly conference call Wednesday at 4:15 p.m. The telephone number is 800-773-5520. The call will also be available on demand on the company's Web site, www.RaymondJames.com, under About Raymond James Financial, Financial Reports.

Raymond James Financial, Inc. (NYSE - RJF) provides financial services to individuals, corporations and municipalities through its three wholly-owned investment firms, Raymond James & Associates, Raymond James Financial Services and Raymond James Ltd., which have over 5,200 Financial Advisors in more than 2,100 locations throughout the United States, Canada and internationally, as well as through its asset management subsidiaries, which currently manage in excess of $16.3 billion.

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Raymond James Financial, Inc.
Unaudited Report
For the second quarter ended March 28, 2003
(all data in thousands, except per share earnings)

	Second Quarter			Six Months
	2003	2002	Percent Change	2003	2002	Percent Change
Revenues	$350,497	$380,278	(8%)	$695,105	$746,383	(7%)
Net Income	15,194	18,817	(19%)	29,622	36,915	(20%)
Earnings Per
Share - Diluted	0.31	0.38	(18%)	0.60	0.74	(19%)
Average Shares
Outstanding - Diluted	48,751	49,870	(2%)	49,011	49,652	(1%)

	Balance Sheet Data

	March	Dec.	Sept.	March
	2003	2002	2002	2002
Total Assets	$6.4 bil.	$6.2 bil.	$6.0 bil.	$6.6 bil.
Shareholders' Equity	$862 mil.	$861 mil.	$840 mil.	$811 mil.
Book Value per share	$17.78	$17.58	$17.25	$16.61

	Management Data

	March	Dec.	Sept.	March
	2003	2002	2002	2002
Retail Financial Advisors:
US	4,823	4,769	4,759	4,618
Canada	227	235	235	213

# Lead Managed/Co-Managed Public Offerings in U.S.	4	9	6	9

Financial Assets Under Management	$16.3 bil.	$16.0 bil.	$15.3 bil.	$17.5 bil.

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Rel. No. 403-02

	March	Dec.	Sept.	March
	2003	2002	2002	2002

Client Assets	$84.4 bil.	$83.9 bil.	$80.1 bil.	$90.7 bil.
Client Margin Balances	$913 mil.	$958 mil.	960 mil.	$1,085 mil.
Client Trade Volume	1,460,000	1,510,000	1,600,000	1,730,000
# of Client Accounts	1,270,000	1,250,000	1,230,000	1,200,000

	Segment Data
	Second Quarter			Six Months
	2003	2002	Percent Change	2003	2002	Percent Change
Revenues:
Retail	$234,523	$254,074	(8%)	$464,588	$494,470	(6%)
Capital Markets	76,741	80,057	(4%)	147,096	159,698	(8%)
Asset Management	29,952	32,941	(9%)	59,133	64,026	(8%)
RJ Bank	7,023	7,345	(4%)	15,047	16,143	(7%)
Other	2,258	5,861	(61%)	9,241	12,046	(23%)
Total	$350,497	$380,278	(8%)	$695,105	$746,383	(7%)

Pre-tax Income:
Retail	$14,263	$12,854	11%	$21,410	$27,192	(21%)
Capital Markets	5,667	11,703	(52%)	9,683	18,928	(49%)
Asset Management	4,548	5,203	(13%)	8,599	10,557	(19%)
RJ Bank	1,937	1,763	10%	5,040	3,671	37%
Other	(2,144)	(835)	157%	2,904	(277)	1,148%
Total	$24,271	$30,688	(21%)	$47,636	$60,071	(21%)

For additional information, contact
Lawrence Silver at 727-567-5329.

Please visit the Raymond James Press Center at http://www.RaymondJames.com/media.htm

RAYMOND JAMES FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)
Quarter-to-Date

(in thousands, except per share amounts)
	Three Months Ended
	March 28,	March 28,	%	Dec. 27,	%
	2003	2002	change	2002	change
Revenues:
Securities commissions and fees	$ 247,557	$ 268,228	-8%	$ 237,848	4%
Investment banking	13,740	15,395	-11%	11,208	23%
Investment advisory fees	27,232	29,814	-9%	26,283	4%
Interest	31,000	38,586	-20%	34,646	-11%
Correspondent clearing	756	902	-16%	989	-24%
Net trading profits	5,456	3,861	41%	3,707	47%
Financial service fees	15,583	14,055	11%	15,506	0%
Other	9,173	9,437	-3%	14,421	-36%

TOTAL REVENUES	350,497	380,278	-8%	344,608	2%

Expenses
Compensation, commissions and benefits	248,951	256,978	-3%	234,866	6%
Communications and information processing	19,842	21,890	-9%	18,966	5%
Occupancy and equipment costs	14,942	14,607	2%	15,648	-5%
Clearance and floor brokerage	4,147	3,623	14%	3,531	17%
Interest	10,678	19,241	-45%	13,213	-19%
Business development	11,184	12,606	-11%	12,277	-9%
Other	16,482	20,645	-20%	22,742	-28%

TOTAL EXPENSES	326,226	349,590	-7%	321,243	2%
Income before provision for income taxes	24,271	30,688	-21%	23,365	4%
Provision for income taxes	9,077	11,871	-24%	8,937	2%
Net Income	$ 15,194	$ 18,817	-19%	$ 14,428	5%
Net Income per share basic	$ 0.31	$ 0.39	-21%	$ 0.30	3%
Net Income per share diluted	$ 0.31	$ 0.38	-18%	$ 0.29	7%
Weighted average common shares outstanding-basic	48,468	48,759		48,762
Weighted average common and common equivalent shares
outstanding-diluted	48,751	49,870		49,566

RAYMOND JAMES FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)
Year-to-Date

(in thousands, except per share amounts)

	Six Months Ended
	March 28,	March 28,	%
	2003	2002	change

Revenues:
Securities commissions	$ 485,405	$ 519,888	-7%
Investment banking	24,948	26,219	-5%
Investment advisory fees	53,515	57,582	-7%
Interest	65,646	83,965	-22%
Correspondent clearing	1,745	1,740	0%
Principal trading profits	9,163	9,774	-6%
Financial Service Fees	31,089	29,536	5%
Other	23,594	17,679	33%

TOTAL REVENUES	695,105	746,383	-7%

Expenses
Employee compensation	483,817	502,969	-4%
Communications and information processing	38,808	41,102	-6%
Occupancy and equipment costs	30,590	29,703	3%
Clearance and floor brokerage	7,678	6,992	10%
Interest	23,891	44,361	-46%
Business development	23,461	23,860	-2%
Other	39,224	37,325	5%

TOTAL EXPENSES	647,469	686,312	-6%

Income before Income taxes	47,636	60,071	-21%
Provision for income taxes	18,014	23,156	-22%
Net Income	$ 29,622	$ 36,915	-20%
Net Income per share basic	$ 0.61	$ 0.76	-20%
Net Income per share diluted	$ 0.60	$ 0.74	-19%
Weighted average common shares
outstanding-basic	48,615	48,568
Weighted average common and common
equivalent shares outstanding-diluted	49,011	49,652